SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549




                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)       February 28, 2002
                                                  ----------------------------


                                Tumbleweed, Inc.
------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


           Delaware                    333-579231                61-1327945
-------------------------------- -------------------------- -------------------
(State or Other Jurisdiction of  (Commission File Number)      (IRS Employer
        Incorporation)                                      Identification No.)



2301 River Road, Suite 200, Louisville, KY               40206
----------------------------------------------- -----------------------
(Address of Principal Executive Offices)              (Zip Code)



Registrant's telephone number, including area code     502-893-0323
                                                   --------------------


No change since last report.
------------------------------------------------------------------------------
(Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events

Tumbleweed, Inc. announced a settlement agreement with the Bank of Louisville has been finalized. The Company also announced a fourth quarter 2001 pre-tax charge of $4.9 million, consisting of $4.3 million in special charges related to the impairment of six restaurants and $565,000 in loss contingencies related to the settlement with the bank. Additionally, in the first quarter of 2002, the Company expects to write off goodwill of $2.3 million to comply with a new accounting standard.

The Company recorded a pre-tax special charge of $4.3 million in the fourth quarter of 2001. It consists of a $3.7 million charge to earnings in accordance with the Statement of Financial Accounting Standards (SFAS) No. 121, "Impairment of Long-Lived Assets". This charge reflects the write-down of assets associated with six restaurants, four of which closed in the first quarter of 2002. The Company plans to sell one of the remaining two restaurants to a current franchisee and will continue to operate the other restaurant for the present. The restaurant closings were part of a strategic management decision to eliminate lower sales volume restaurants that were unprofitable in 2001 and to focus its energies on the continued improvement of per-store average sales volumes. Also recorded as a special charge, the Company reserved approximately $600,000 for lease obligations and other costs related to the decision to close these restaurants. With the closing of four restaurants, Tumbleweed now has 32 company, 21 domestic franchised, and eight international licensed restaurants.

A settlement agreement between the Bank of Louisville and TW-Tennessee, LLC (TW-Tennessee), a former franchisee of Tumbleweed, was finalized on February 28, 2002. In 2001, the Bank of Louisville filed suit in the Circuit Court of Jefferson County, Kentucky against TW-Tennessee and against the guarantors of a line of credit, including Tumbleweed and a Director of the Company. Tumbleweed had guaranteed renewals of certain indebtedness of TW-Tennessee up to $1.2 million under a bank line of credit. In the fourth quarter of 2001, as a result of the settlement, the Company increased a reserve established in 2000, in the amount of $565,000. The Company increased this reserve to cover its portion of the settlement with Bank of Louisville and any legal costs resulting from this lawsuit. This reserve also includes an additional charge for an equipment lease the Company guaranteed for TW-Tennessee. The settlement called for Tumbleweed to pay an additional $75,000 and sign a note payable to Bank of Louisville for $300,000. The Company's management believes it will not incur any significant additional losses in connection with this matter. This agreement also settles litigation, filed by certain members of TW-Tennessee against Tumbleweed and others, alleging damage in connection with transactions associated with certain franchise stores.

In February 2002, Tumbleweed finalized the purchase of Tumbleweed International, LLC for $1.5 million from TW- International Investors, Inc. and Chi-Chi's International Operations, Inc. ("CCIO"). Terrance A. Smith, Chairman, President & CEO of Tumbleweed is the sole shareholder of CCIO. Members of TW-International Investors Inc. include three current Directors of the Company. Tumbleweed International, LLC holds all international licensing rights of Tumbleweed under a Master Licensing Agreement, and the acquisition will now give Tumbleweed direct control and benefit of the international licensing of the Tumbleweed concept. In connection with the acquisition, Tumbleweed will assume an existing $1.4 million bank loan of TW-International Investors, Inc. and will issue 76,923 shares of its common stock to CCIO. Tumbleweed will also enter into a commission agreement with CCIO in connection with the sale of international regional licenses by Tumbleweed International, LLC.

Effective January 1, 2002, Tumbleweed purchased from Springhurst Investors, LLC its 50% interest in a Tumbleweed location at 3550 Springhurst Commons Drive in Louisville. Members of Springhurst Investors, LLC include a current Director of the Company and a former officer of the Company. Prior to this purchase, Tumbleweed was a joint-venture partner owning 50% of the restaurant. With this purchase, Tumbleweed now owns or franchises fifteen full-service restaurants in the Louisville area.

Upon the adoption of the new SFAS 142, "Goodwill and Other Intangible Assets", in the first quarter of 2002, Tumbleweed expects an impairment write-down of goodwill of approximately $2.3 million. This impairment loss will be reflected in the Company's Consolidated Statement of Operations as a change in accounting principle.

Tumbleweed also announced the resignation of John A. Butorac Jr. as a Director of the Company. Mr. Butorac, the former President and CEO, resigned in order to pursue other interests. His position on the Board of Directors has not been filled.

This summary of the attached press release is qualified in its entirety by the complete text of such document, a copy of which is attached hereto as Exhibit 99.1.

Item 7.  Financial Statements and Exhibits

(c) Exhibit 99.1 Press Release dated March 6, 2002.

                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


TUMBLEWEED, INC.

By:          /s/ Glennon F. Mattingly
         -------------------------------
Name:    Glennon f. Mattingly
Title:   Vice President and Chief Financial Officer

Date:    March 7, 2002

                                  Exhibit Index

Exhibit No.

99.1 Press Release dated March 6, 2002

                                  Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:    Terrance A. Smith, (502) 893-0323 ext. 371
                  President and Chief Executive Officer


 Tumbleweed, Inc. settles lawsuit and positions itself for the future


LOUISVILLE, KY (March 6, 2002)-Tumbleweed, Inc. (NASDAQ/NM: TWED) today, announced a settlement agreement with the Bank of Louisville has been finalized. The Company also announced a fourth quarter 2001 pre-tax charge of $4.9 million, consisting of $4.3 million in special charges related to the impairment of six restaurants and $565,000 in loss contingencies related to the settlement with the bank. Additionally, in the first quarter of 2002, the Company expects to write off goodwill of $2.3 million to comply with a new accounting standard.

The Company recorded a pre-tax special charge of $4.3 million in the fourth quarter of 2001. It consists of a $3.7 million charge to earnings in accordance with the Statement of Financial Accounting Standards (SFAS) No. 121, "Impairment of Long-Lived Assets". This charge reflects the write-down of assets associated with six restaurants, four of which closed in the first quarter of 2002. The Company plans to sell one of the remaining two restaurants to a current franchisee and will continue to operate the other restaurant for the present. The restaurant closings were part of a strategic management decision to eliminate lower sales volume restaurants that were unprofitable in 2001 and to focus its energies on the continued improvement of per-store average sales volumes. Also recorded as a special charge, the Company reserved approximately $600,000 for lease obligations and other costs related to the decision to close these restaurants. With the closing of four restaurants, Tumbleweed now has 32 company, 21 domestic franchised, and eight international licensed restaurants.

A settlement agreement between the Bank of Louisville and TW-Tennessee, LLC (TW-Tennessee), a former franchisee of Tumbleweed, was finalized on February 28, 2002. In 2001, the Bank of Louisville filed suit in the Circuit Court of Jefferson County, Kentucky against TW-Tennessee and against the guarantors of a line of credit, including Tumbleweed and a Director of the Company. Tumbleweed had guaranteed renewals of certain indebtedness of TW-Tennessee up to $1.2 million under a bank line of credit. In the fourth quarter of 2001, as a result of the settlement, the Company increased a reserve established in 2000, in the amount of $565,000. The Company increased this reserve to cover its portion of the settlement with Bank of Louisville and any legal costs resulting from this lawsuit. This reserve also includes an additional charge for an equipment lease the Company guaranteed for TW-Tennessee. The settlement called for Tumbleweed to pay an additional $75,000 and sign a note payable to Bank of Louisville for $300,000. The Company's management believes it will not incur any significant additional losses in connection with this matter. This agreement also settles litigation, filed by certain members of TW-Tennessee against Tumbleweed and others, alleging damage in connection with transactions associated with certain franchise stores.

In February 2002, Tumbleweed finalized the purchase of Tumbleweed International, LLC for $1.5 million from TW- International Investors, Inc. and Chi-Chi's International Operations, Inc. ("CCIO"). Terrance A. Smith, Chairman, President & CEO of Tumbleweed is the sole shareholder of CCIO. Members of TW-International Investors Inc. include three current Directors of the Company. Tumbleweed International, LLC holds all international licensing rights of Tumbleweed under a Master Licensing Agreement, and the acquisition will now give Tumbleweed direct control and benefit of the international licensing of the Tumbleweed concept. In connection with the acquisition, Tumbleweed will assume an existing $1.4 million bank loan of TW-International Investors, Inc. and will issue 76,923 shares of its common stock to CCIO. Tumbleweed will also enter into a commission agreement with CCIO in connection with the sale of international regional licenses by Tumbleweed International, LLC.

Effective January 1, 2002, Tumbleweed purchased from Springhurst Investors, LLC its 50% interest in a Tumbleweed location at 3550 Springhurst Commons Drive in Louisville. Members of Springhurst Investors, LLC include a current Director of the Company and a former officer of the Company. Prior to this purchase, Tumbleweed was a joint-venture partner owning 50% of the restaurant. With this purchase, Tumbleweed now owns or franchises fifteen full-service restaurants in the Louisville area.

Upon the adoption of the new SFAS 142, "Goodwill and Other Intangible Assets", in the first quarter of 2002, Tumbleweed expects an impairment write-down of goodwill of approximately $2.3 million. This impairment loss will be reflected in the Company's Consolidated Statement of Operations as a change in accounting principle.

Tumbleweed also announced the resignation of John A. Butorac Jr. as a Director of the Company. Mr. Butorac, the former President and CEO, resigned in order to pursue other interests. His position on the Board of Directors has not been filled.

Terrance A. Smith, Chairman, President & CEO, stated, "Upon my arrival 18 months ago we undertook a review of all operations and evaluated the Company's future. Following the introduction of our new menu and the repositioning of our image, Tumbleweed tested the market's response and developed a strategy aimed at increasing return on investment at the restaurant level. After reviewing and analyzing the results of restaurant-specific market tests, we concluded that several restaurants would not meet the success criteria established for our company restaurants. The restructuring of our assets positions us very well for the future and should immediately improve our bottom line."

Smith further states, "The resolution of the TW-Tennessee issue is great news for our company. This single issue has been hanging over our heads, as the lawsuit brought against us in connection with TW- Tennessee prevented us from obtaining financing, curtailing the development of new restaurants. The settlement of TW-Tennessee, the closure of poor-performing restaurants, and the purchase of the additional 50% interest in Springhurst should improve our earnings and cash flow. I believe that Tumbleweed is now positioned for growth
and  improved  cash  flow.  We  should  see  the  effects  of  these   decisions
immediately.
We are continuing to experience improved costs at the restaurant level and believe our concept will compete in today's competitive restaurant environment. Our sales continue their positive trend from last year and the response to our new limited-time offer menu has been very encouraging. Last year proved Tumbleweed could be turned around and this year we hope to continue the trends that should return our company to profitable results and a competitive position. In fact, we have made our first offer on a site in Columbus, Ohio, where we plan to build our newest prototype Tumbleweed restaurant. The future looks brighter than at anytime since my arrival and we are all looking forward to building on our recent success."


THIS RELEASE INCLUDES FORWARD-LOOKING STATEMENTS ABOUT TUMBLEWEED AND ITS BUSINESS. FOR THIS PURPOSE, WORDS SUCH AS EXPECTS, BELIEVES, ESTIMATES, ANTICIPATES, PLANS AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. MANY THINGS COULD CAUSE OUR ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS, INCLUDING THE AVAILABILITY AND COST OF FINANCING AND OTHER EVENTS THAT COULD AFFECT OUR RESTAURANT EXPANSION PROGRAM, CHANGES IN FOOD AND OTHER COSTS, CHANGES IN NATIONAL, REGIONAL OR LOCAL ECONOMIC CONDITIONS, CHANGES IN CONSUMER TASTES, COMPETITIVE FACTORS SUCH AS CHANGES IN THE NUMBER AND LOCATIONS OF COMPETING RESTAURANTS AND THE AVAILABILITY OF EXPERIENCED MANAGEMENT AND HOURLY EMPLOYEES.

                                      -END-